UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 22, 2010
(Date of earliest event reported: October 1, 2010)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

990 Highland Drive, Suite 206
Solana Beach, California, 92075
(Address of principal executive offices, zip code)

(858) 720-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Explanatory Note: This Form 8K/A is being filed to provide Mr. McGuire's biographical information and the date of his appointment to the Board.

Item 1.01.  Entry into a Material Definitive Agreement.

On October 1, 2010, Surge Global Energy, Inc., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (“PSA) with David McGuire, to acquire all of the assets of SEC-Compliance, Inc. (“SEC-Compliance”)  from Mr. McGuire. SEC-Compliance is a privately owned company founded by Mr. McGuire in August, 2010. SEC-Compliance is a full-service provider of financial print and related compliance communications both online and in print. It currently has offices in Los Angeles, California and the United Arab Emirates. In exchange for the assets of SEC-Compliance, PSA provides for the Company to issue 5,000,000 shares of its common stock valued at $250,000 and to pay a total of $100,000 in cash and securities. In this respect, $20,000 was advanced and paid prior to closing and an $80,000 promissory note was delivered to Mr. McGuire at closing. Of the $80,000, an additional $20,000 has been paid to reduce the remaining obligation to $60,000, payable in six equal monthly installments at the rate of $10,000 per month, commencing on November 1, 2010.

Pursuant to the PSA, the Company and Mr. McGuire entered into a secured Promissory Note, a Security Agreement and an Engagement Agreement to provide for the services of Mr. McGuire and a Non-Competition, Non-Solicitation and Confidentiality Agreement as described under Item 5.02.

The Company intends to form and own a new wholly-owned subsidiary operating under the same name, SEC-Compliance, Inc., for the purpose of continuing to develop and expand the business of edgarizing SEC filings.  As working capital permits, the Company will seek to develop and expand its new line of business while continuing to look for attractive oil and gas properties to make investments.. The transaction described under Item 1.01 does not constitute the purchase of a significant subsidiary which would require the filing of this Form 8-K under Item 2.01 and the financial statements and pro forma financial information as required under Item 9.01.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

As described in Item 1.01, David McGuire entered into an Engagement Agreement to act as president of the Company's newly formed subsidiary, SEC-Compliance, Inc. The term of the engagement commenced on October 1, 2010 and will expire on October 31, 2012, unless terminated earlier by either party pursuant to the Agreement. If not terminated by either party, the Company has the option to extend McGuire's agreement for an additional three-year term. The Agreement contemplates that he will become a director of the Company and receive options to purchase 400,000 shares of Common Stock at the time of his election to the board, which date shall be no later than October 15, 2010, with vesting of options to occur over a period of two years.  By unanimous written consent of the Board, Mr. McGuire was elected to the Board on October 8, 2010.

The Engagement Agreement provides for Executive's annual base compensation of $120,000. Executive will also be entitled to receive for the fiscal year ending December 31, 2011 and any subsequent fiscal year during which  the Agreement is still in effect, a bonus of 10% of the net profits of the SEC-Compliance subsidiary to the extent that the net profits exceed $120,000. In the event the Company and Executive create any new business during the term of Executive's Agreement, he shall be entitled to receive up to 10% of the net profits received or earned by the Company during the term of the Agreement from any new company or business founded or created any time during the term of the Agreement for which Executive materially participated in its creation. The Engagement Agreement shall automatically terminate upon his death or disability. In the case of disability, such disability must be for a period of four months in a twelve month period. Executive may resign only for cause. If he resigns without cause prior to October 31, 2012, then he will give up a pro rata share of the acquisition costs of SEC-Compliance. The Company may terminate the Agreement only for cause. If the Agreement is terminated by the Company without cause, then Executive shall receive the base compensation remaining on the Engagement Agreement for the term of the contract, but in no event less than $50,000. If the Company breaches the Engagement Agreement and such breach is not cured within 60 days, or if the Company fails to make payment of the remaining $60,000 of the purchase price described above, then the Company will transfer a pro rata amount of all assets back to the Executive based upon the amount paid compared with the total compensation due. In the event of breach, the Company will be responsible for all of Executive's expenses, including legal fees.  In the event Executive's engagement is terminated without cause or as a result of disability, the Engagement Agreement provides for certain additional benefits. The Executive also agreed to execute a Non-Competition, Non-Solicitation and Confidentiality Agreement covering the term of the Engagement Agreement with the Company and for a period of three years after the termination of Executive's business relationship with the Company.

Mr. McGuire's biographical information is as follows:

Mr. McGuire, 31, graduated from Santa Monica College with a certification in Economics and Business in April, 2002. From January, 2005 to April, 2010, Mr. McGuire was Chief Operating Officer and a shareholder of PublicEase, Inc. and PublicEase Financial, Inc. that period he developed PublicEase into one of the leading EDGAR filing firms and established several new businesses for PublicEase including printing, XBRL, news wire services, and virtual data rooms. Under Mr. McGuire’s direction, PublicEase became a full mailing and fulfillment services and expanded their EDGAR filing services for filing with the Securities and Exchange Commission.

From January, 2004 to September, 2010, Mr. McGuire was also President and CEO of McGuire Consulting Services, Inc., a California corporation, which has consulted on, and successfully completed, multiple IPO transactions for emerging public companies. Mr. McGuire was also President and CEO of SEC-Compliance, Inc. (which was formed in August, 2010).

Item 9.01 Financial Statements and Exhibits.

(d)              Exhibits

10.1
Purchase and Sale Agreement dated October 1, 2010, by and between Surge Global Energy, Inc. and David McGuire. (Also included is an Engagement Agreement, Promissory Note, Security Agreement, Form of Stock Option and Non-Competition, Non-Solicitation and Confidentiality Agreement.)*

* Previously filed.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation

Date: October 22, 2010	By:	/s/ E. Jamie Schloss
E. Jamie Schloss,
Chief Executive Officer